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Filed Pursuant to Rule 424(b)(2)
Registration Number 333-175886

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.625% Notes due 2016	$250,000,000	100%	$250,000,000	$29,025

5.950% Notes due 2021	250,000,000	100	250,000,000	29,025

Total	$500,000,000		$500,000,000	$58,050

(1)
This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933 and relates to Registration Statement No. 333-175886 filed by the Registrant on July 29, 2011. Pursuant to Rule 457(p), $77,241.65 of unused registration fees in respect of unsold securities registered under Registration Statement No. 333-152562 filed by the Registrant on July 28, 2008, which fees have already been paid, were offset against future registration fees that would otherwise be payable under Registration Statement No. 333-175886 filed by the Registrant on July 29, 2011. The $58,050 registration fee payable with respect to this offering is hereby offset against the $77,241.65 of unused registration fees available for offset as of this date and, accordingly, no filing fee is paid herewith.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 29, 2011)

$500,000,000

TEXTRON INC.

$250,000,000 4.625% Notes due 2016

$250,000,000 5.950% Notes due 2021

              This is an offering by Textron Inc. of a total of $500,000,000 principal amount of its notes consisting of $250,000,000 principal amount of its 4.625% notes due 2016 (the "2016 notes") and $250,000,000 principal amount of its 5.950% notes due 2021 (the "2021 notes" and, together with the 2016 notes, the "notes").

              The 2016 notes will bear interest at a rate of 4.625% per year and mature on September 21, 2016. The 2021 notes will bear interest at a rate of 5.950% per year and mature on September 21, 2021. Interest on the notes will be payable on March 21 and September 21 of each year, beginning on March 21, 2012.

              We may, at our option, redeem the notes of a series in whole or in part at the prices specified under "Description of Notes—Optional Redemption." If a change of control triggering event were to occur with respect to the notes of a series, we may be required to offer to purchase the notes of that series from holders as described under "Description of Notes—Change of Control Triggering Event."

              The notes will be our unsecured senior obligations that rank equally in right of payment with our existing and future senior unsecured indebtedness and senior in right of payment to our future subordinated debt, if any. The notes will be effectively junior to any of our secured debt to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to all existing and future debt and other liabilities (including trade payables) of our subsidiaries.

              Investing in the notes involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement.

	Per 2016 Note	Per 2021 Note	Total
Public offering price(1)	99.960%	99.695%	$499,137,500
Underwriting discounts and commissions	0.600%	0.650%	$3,125,000
Proceeds, before expenses, to us	99.360%	99.045%	$496,012,500

(1)
Plus accrued interest, if any, from September 21, 2011.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

              We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about September 21, 2011.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan

Goldman, Sachs & Co.	Morgan Stanley

Co-Managers

BNY Mellon Capital Markets, LLC	Mitsubishi UFJ Securities	SMBC Nikko	The Williams Capital Group, L.P.

September 14, 2011

              In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any final term sheet. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

              We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

              You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such information and in no case as of any date subsequent to the date on the front cover of this prospectus supplement.

S-i

 About this Prospectus Supplement

              This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, issue and sell any combination of the securities, including the notes, described in the accompanying prospectus. The accompanying prospectus provides you with a general description of these securities, and this prospectus supplement contains specific information about the terms of this offering of notes.

              This prospectus supplement, or the information incorporated by reference, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

              It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information" in the accompanying prospectus.

              Unless otherwise indicated, references in this prospectus supplement and the accompanying prospectus to "Textron," "we," "us," "our" and "our company" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "notes" in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.

S-ii

Summary

              This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks described under "Risk Factors" in this prospectus supplement, before making an investment decision. See "Where You Can Find More Information" in the accompanying prospectus.

 Textron Inc.

              Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative products and services around the world. We conduct our business through five operating segments: Cessna, Bell, Textron Systems and Industrial, which represent our manufacturing businesses, and Finance, which represents our finance business.

              We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903, and our telephone number is (401) 421-2800.

The Offering

              The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see "Description of Notes" below and "Description of Debt Securities" in the accompanying prospectus. As used in this section, references to "Textron," "we," "our," "us" and "the company" are to Textron Inc. and not its subsidiaries.

Issuer	Textron Inc., a Delaware corporation.
Securities
A total of $500,000,000 principal amount of notes, consisting of $250,000,000 principal amount of 4.625% notes due 2016, which we refer to herein as the 2016 notes, and $250,000,000 principal amount of 5.950% notes due 2021, which we refer to herein as the 2021 notes, and together with the 2016 notes, the notes.
Maturity	The 2016 notes mature on September 21, 2016 and the 2021 notes mature on September 21, 2021.
Interest Rate
Interest on the notes of each series will accrue from September 21, 2011 and will be payable at the rate set forth on the cover of this prospectus supplement semi-annually on March 21 and September 21 of each year, beginning on March 21, 2012.
Ranking	The notes will rank equally in right of payment with our existing and future senior unsecured debt and senior in right of payment to all of our future subordinated debt, if any.

As of July 2, 2011, we had approximately $5.0 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $2.6 billion was indebtedness of our subsidiaries (including $2.5 billion of indebtedness of our Finance segment). In addition, our subsidiaries had an aggregate of $4.4 billion of other obligations.

The notes will be effectively junior to our future secured debt, if any, to the extent of the value of the assets securing such debt, and effectively subordinated in right of payment to all debt and other liabilities (including trade payables) of our subsidiaries.
The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur in the future.
Optional Redemption
We may, at our option, redeem the notes in whole or in part at any time with respect to the 2016 notes and at any time prior to June 21, 2021 with respect to the 2021 notes, each at the make-whole price set forth in this prospectus supplement, plus accrued and unpaid interest.

At any time on or after June 21, 2021 (three months prior to the maturity date), we may, at our option, redeem the 2021 notes in whole or in part at a redemption price equal to 100% of the principal amount of the 2021 notes to be redeemed, plus accrued and unpaid interest. See "Description of Notes—Optional Redemption."
Mandatory Offer to Repurchase
If we experience a "Change of Control Triggering Event" (as defined in this prospectus supplement), we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest. See "Description of Notes—Change of Control Triggering Event."
Covenants
We will agree to certain restrictions on liens, mortgages and sale and leaseback transactions. These covenants are subject to important qualifications and exceptions. See "Description of Debt Securities—Particular Terms of Senior Debt Securities—Limitations upon mortgages" and "—Limitations upon sale and leaseback transactions" in the accompanying prospectus. We will also agree to certain restrictions on our ability to consolidate with or merge into any other corporation or transfer our assets substantially as an entirety. See "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Consolidation, merger and sale of assets" in the accompanying prospectus.
Further Issuance of Notes
We may, without the consent of the holders of the notes of a series, create and issue additional debt securities ranking equally with the notes of that series and otherwise identical in all respects to the notes of that series (except for the issue price, the date from which interest first accrues and the first interest payment date) so that those additional debt securities will be consolidated and form a single series with the notes of that series. No additional debt securities may be issued if an event of default under the indenture has occurred.
Use of Proceeds
We plan to use the net proceeds from the issuance of the notes for general corporate purposes, which may include the repayment or repurchase of certain of our debt, including our convertible notes purchased in the tender offer described under "—Tender Offer" below.

Denomination and Form	We will issue the notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes of each series will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes of each series will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	The notes and the indenture will be governed by New York law.

 Risk Factors

              Investing in the notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in us and the notes as set forth under "Risk Factors" in this prospectus supplement, as well as other information we include or incorporate by reference in this prospectus supplement or the accompanying prospectus.

Tender Offer

              On September 14, 2011, we commenced a cash tender offer for any and all of our issued and outstanding 4.50% Convertible Senior Notes due 2013. The tender offer currently provides that holders of our convertible notes who validly tender and do not properly withdraw such convertible notes prior to expiration of the tender offer will receive, for each $1,000 principal amount of such convertible notes, a cash purchase price equal to (1) the Average VWAP (as defined below) multiplied by 57.1429 plus (2) a fixed cash amount of $504.50, provided that in no event will such purchase price be less than $1,075.93 or more than $1,790.22. In addition, holders will receive accrued and unpaid interest to, but excluding, the settlement date of the tender offer. As of the date hereof, $599,993,000 principal amount of our convertible notes was outstanding.

              For purposes of calculating the purchase price for our convertible notes that are validly tendered and not properly withdrawn in the tender offer, the "Average VWAP" is the arithmetic average of the Daily VWAP (as defined below) of our common stock for the 20 consecutive trading-day period ending on the date of the expiration of the tender offer. The "Daily VWAP" for any trading day means the per share volume-weighted average price of our common stock on the New York Stock Exchange, as displayed under the heading "Bloomberg VWAP" on Bloomberg page TXT.N <Equity> AQR (or its equivalent successor if such page is not available), in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session of the New York Stock Exchange on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

              The tender offer is currently scheduled to expire at 12:00 midnight, New York City time, on Wednesday, October 12, 2011.

              The principal purpose of the tender offer is to reduce the amount of our convertible notes outstanding, thereby reducing the dilutive impact of our convertible notes on our equity and, in connection with the offering of the notes, to extend our debt maturities. To the extent that any of our convertible notes are tendered and accepted in the tender offer, we will not be required to issue any shares of our common stock pursuant to the terms of such convertible notes, eliminating the dilution that would have been caused by any such issuances. In addition, to the extent that any of our convertible notes are tendered and accepted in the tender offer, we will reduce the risk that the cost to us of settling our conversion obligations under our convertible notes, which is a function of the trading price of our common stock, will increase in the event that the trading price of our common stock increases.

              The completion of this offering is a condition to the consummation of the tender offer. The tender offer is not conditioned on any minimum aggregate principal amount of convertible notes being tendered. This prospectus supplement is not a solicitation for acceptance of the tender offer.

Risk Factors

              You should carefully consider the risks described in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended January 1, 2011, which are incorporated by reference herein, and the risks described below before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. These risk factors update and supersede the risk factors in the accompanying prospectus.

Risks Relating to the Notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

              The notes are unsecured senior obligations of Textron Inc. exclusively and will rank equal in right of payment to Textron Inc.'s other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

              Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, Textron Inc.'s ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to Textron Inc., in the form of dividends or other transfers. Our financing is conducted through two borrowing groups, Manufacturing and Finance. The Manufacturing group consists of Textron Inc. consolidated with its majority-owned subsidiaries that operate in the Cessna, Bell, Textron Systems and Industrial segments. The Finance group, which also is the Finance segment, consists of Textron Financial Corporation, or TFC, and other finance subsidiaries. Our Finance group has historically financed its operations by borrowing from its own group of external creditors and, from time to time, from our Manufacturing group. Textron Inc. has agreed, under a support agreement entered into by Textron Inc. and TFC, to make payments to TFC, if necessary, to cause TFC to maintain certain minimum levels of financial performance.

              Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

              As of July 2, 2011, we had approximately $5.0 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $2.6 billion was indebtedness of our subsidiaries (including $2.5 billion of indebtedness of our Finance segment). In addition, our subsidiaries had an aggregate of $4.4 billion of other obligations.

The indenture does not restrict the amount of additional debt that we may incur.

              The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for holders of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of the notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

We may not be able to repurchase the notes upon a change of control.

              Upon the occurrence of specific kinds of change of control events called Change of Control Triggering Events, unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to

101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of Notes—Change of Control Triggering Event."

We cannot assure you that an active trading market will develop for the notes.

              Prior to this offering, there has been no trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any interdealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the United States federal securities laws, and may be limited during the pendency of any shelf registration statement. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Our credit ratings may not reflect all risks of an investment in the notes.

              Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

Forward-Looking Statements

              The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, such as our intended use of the net proceeds from this offering, or may project revenues, income, returns or other financial measures, often include words such as "believe," expect," "anticipate," "intend," "plan," "estimate," "guidance," "project," "target," "potential," "will," "should," "could," "likely" or "may" and similar expressions intended to identify forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described under "Risk Factors" above and in the documents identified under "Where You Can Find More Information" in the accompanying prospectus, these factors include:

  •
  changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries;

  •
  changes in worldwide economic or political conditions that impact demand for our products, interest rates or foreign exchange rates;

  •
  our ability to perform as anticipated and to control costs under contracts with the U.S. Government;

  •
  the U.S. Government's ability to unilaterally modify or terminate its contracts with us for the U.S. Government's convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to suspend or debar us as a contractor eligible to receive future contract awards;

  •
  changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products;

  •
  our Finance segment's ability to maintain portfolio credit quality or to realize full value of receivables and of assets acquired upon foreclosure of receivables;

  •
  TFC's ability to maintain certain minimum levels of financial performance required under its committed bank line of credit and under Textron's support agreement with TFC;

  •
  our ability to access the capital markets at reasonable rates;

  •
  performance issues with key suppliers, subcontractors or business partners;

  •
  legislative or regulatory actions impacting our operations or demand for our products;

  •
  our ability to control costs and successfully implement various cost-reduction activities;

  •
  the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs;

  •
  the timing of our new product launches or certifications of our new aircraft products;

  •
  our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers;

  •
  the extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;

  •
  increases in pension expenses or employee and retiree medical benefits;

  •
  uncertainty in estimating reserves, including reserves established to address contingent liabilities, unrecognized tax benefits, or potential losses on our Finance segment's receivables;

  •
  difficult conditions in the financial markets which may adversely impact our customers' ability to fund or finance purchases of our products;

  •
  continued volatility in the economy resulting in a prolonged downturn in the markets in which we do business; and

  •
  uncertainty as to the principal amount of our convertible notes that will be tendered by holders thereof pursuant to our offer to purchase described under "Summary—Tender Offer."

 Use of Proceeds

              We estimate that the proceeds from this offering will be approximately $496 million, after deducting the underwriting discounts and commissions and offering expenses payable by us.

              We plan to use the net proceeds from the issuance of the notes for general corporate purposes, which may include the repayment or repurchase of certain of our debt, including our convertible notes purchased in the tender offer described under "Summary—Tender Offer" above. Certain of the underwriters or their affiliates hold approximately $1 million of our convertible notes subject to the tender offer and therefore may receive a portion of the net proceeds of this offering. Pending application of the proceeds of the sale of the notes, we intend to invest such proceeds in short-term investments.

Description of Notes

General

              The 2016 and 2021 notes are each a separate series of "senior debt securities" described in the accompanying prospectus. The notes will be issued under our indenture dated as of September 10, 1999 with The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee. This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the indenture in the accompanying prospectus. These descriptions are summaries of the material provisions of the notes and the indenture. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The indenture is filed as an exhibit to the registration statement of which the accompanying prospectus is a part and is incorporated into the accompanying prospectus by reference.

              For purposes of this description, references to "we," "our," "us" and "the Company" refer only to Textron Inc. and not to its subsidiaries.

              The 2016 notes will mature on September 21, 2016 and the 2021 notes will mature on September 21, 2021. Unless previously redeemed or purchased and cancelled, we will repay the notes of each series at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We expect that the notes of each series initially will be represented by one or more global notes deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., the nominee of DTC. The notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, in registered book-entry form only, except as set forth below.

              The notes will be initially issued in a total principal amount of $500,000,000, consisting of $250,000,000 principal amount of 2016 notes and $250,000,000 of principal amount of 2021 notes. We may, without the consent of the holders of the notes of a series, create and issue additional debt securities ranking equally with the notes of that series and otherwise identical in all respects to the notes of that series (except for the issue price, the date from which interest first accrues and the first interest payment date of the additional notes) so that those additional notes will be consolidated and form a single series with the notes of that series that we are offering. No additional debt securities may be issued if an event of default under the indenture has occurred.

              The notes of each series will be redeemable at our option, as described below. The notes will not be subject to a sinking fund. The notes will be subject to defeasance as described in the accompanying prospectus. The notes will not be convertible or exchangeable.

              The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture governing the notes. The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under and governed by the laws of the United States. The Bank of New York Mellon Trust Company, N.A. provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which we are the issuer, and will be the principal paying agent and the transfer agent for the notes.

              The notes will be, and the indenture is, governed by the laws of the State of New York.

              The notes are unsecured senior obligations of Textron exclusively and will rank equal in right of payment to Textron's other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

              Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us, in the form of dividends or other transfers.

              Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

              As of July 2, 2011, we had approximately $5.0 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $2.6 billion was indebtedness of our subsidiaries (including $2.5 billion of indebtedness of our Finance segment). In addition, our subsidiaries had an aggregate of $4.4 billion of other obligations.

Payment of Interest

              The 2016 notes will bear interest at a rate of 4.625% per year. The 2021 notes will bear interest at a rate of 5.950% per year. Interest on the notes of each series will accrue from September 21, 2011. We will pay interest semi-annually in arrears on March 21 and September 21 of each year, beginning on March 21, 2012. We will pay interest to the persons in whose names the notes are registered at the close of business on the preceding March 7 or September 7. We will pay interest on the notes of each series computed on the basis of a 360-day year consisting of twelve 30-day months.

              If any interest payment date for the notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day. Interest will not accrue as a result of any delayed payment. The term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York.

Optional Redemption

              We may redeem the notes of either series at our option, in whole or in part at any time with respect to the 2016 notes and at any time prior to June 21, 2021 with respect to the 2021 notes, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; and

  •
  as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due on or after the redemption date but for the redemption (not including any portion of interest accrued on the notes to be redeemed as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate for the notes of that series plus 50 basis points;

plus, in each of the above cases, accrued and unpaid interest on the notes to be redeemed up to, but not including, the redemption date.

              We may redeem the 2021 notes at our option, in whole or in part at any time on or after June 21, 2021 (three months prior to the maturity date) at a redemption price equal to 100% of the principal amount of the 2021 notes to be redeemed, plus accrued and unpaid interest on the            notes to be redeemed up to, but not including, the redemption date.

              Certain terms used in this description of our option to redeem the notes are defined below in this section.

              We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. We understand that under DTC's current practice, if we elect to redeem less than all of the notes of either series, DTC would determine by lot the notes of that series to be redeemed. If at the time of a partial redemption, individual notes have been issued in definitive form, the trustee will select in a fair and appropriate manner the notes to be redeemed.

              Unless we default in payment of the redemption price and accrued and unpaid interest on the notes, on and after the redemption date, interest will stop accruing on the notes or portions of the notes called for redemption.

              For purposes of this section "—Optional Redemption," the following terms have the following meanings:

              "Adjusted Treasury Rate" means, with respect to the redemption of notes of either series on a redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the notes of that series, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              "Comparable Treasury Issue" means, with respect to the redemption of notes of either series on a redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes of that series to be redeemed that would be used, at the time of selection and in accordance with customary, financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

              "Comparable Treasury Price" means, with respect to the redemption of notes of either series on a redemption date:

  •
  the average of the Reference Treasury Dealer Quotations for the notes of that series for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or

  •
  if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

              "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

              "Quotation Agent" means the Reference Treasury Dealer appointed by us.

              "Reference Treasury Dealer" means each of (a) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their successors, provided that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealers selected by us.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the redemption of notes of either series on a redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue for the notes of that series (expressed in each case as a percentage of its principal amount) which such Reference Treasury Dealer quotes in writing to the trustee at 5:00 p.m., New York City time, on the third business day before such redemption date.

Change of Control Triggering Event

              If a Change of Control Triggering Event occurs with respect to the notes of a series, unless we have exercised our right to redeem the notes of that series as described under "—Optional Redemption" above, holders of notes of that series will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event with respect to the notes of a series, we will mail a notice to the holders of the notes of that series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase their notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such conflicts.

              On the Change of Control Payment Date for the notes of a series, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes of that series properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes of that series properly tendered; and

  •
  deliver or cause to be delivered to the trustee for cancellation the notes of that series properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

              Unless we default in the Change of Control Payment, on and after the Change of Control Payment Date for the notes of a series, interest will stop accruing on the notes of that series or portions of the notes tendered for repurchase pursuant to the Change of Control Offer.

              The repurchase rights of the holders of the notes upon the occurrence of a Change of Control Triggering Event could discourage a potential acquirer of us. The Change of Control purchase feature is a result of negotiations between us and the underwriters. The repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. The term Change of Control is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a Change of Control Triggering Event may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

              The definition of "Change of Control" includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and the notes, or under the laws of Delaware, our state of incorporation. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

              If a Change of Control Triggering Event were to occur, we may not have enough funds to pay the repurchase price. See "Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the notes upon a change of control" in this prospectus supplement. If we fail to repurchase the notes when required following a Change of Control Triggering Event for the notes of a series, we will be in default under the indenture with respect to the notes of that series. In addition, we have incurred, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

              Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest in which our board does not approve a dissident slate of directors but approves them as Continuing Directors, even if our board initially opposed the directors.

              The provisions under the indenture obligating us to make a Change of Control Offer for the notes of a series may be waived or modified with the written consent of the holders of a majority in principal amount of the notes of that series.

              For purposes of the foregoing discussion of a repurchase at the option of holders of notes upon the occurrence of a Change of Control Triggering Event, the following definitions are applicable:

              "Below Investment Grade Rating Event" means the ratings on the notes of a series are lowered by each of the Rating Agencies and the notes of that series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes of that series is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or us in writing at its or our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

              "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

              "Change of Control" means the occurrence of any of the following:

  •
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries' properties or assets taken as a whole to any Person or group of related "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) (a "Group") other than us or one of our subsidiaries;

  •
  the adoption of a plan relating to our liquidation or dissolution;

  •
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or

  •
  the first day on which a majority of the members of our board of directors are not Continuing Directors.

              Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

              "Change of Control Triggering Event" means, with respect to the notes of a series, the occurrence of both a Change of Control and a Below Investment Grade Rating Event for the notes of that series.

              "Continuing Director" means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the notes or (2) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

              "Fitch" means Fitch Ratings.

              "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

              "Moody's" means Moody's Investors Service, Inc.

              "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a "person" as used in Section 13(d)(3) of the Exchange Act.

              "Rating Agencies" means, with respect to the notes of a series, (1) each of Fitch, Moody's and S&P and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes of that series publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

              "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Information Concerning the Trustee

              We have appointed The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), the trustee under the indenture, as paying agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign with respect to the notes of that series.

Book-Entry Delivery and Settlement

Global Notes

              We will issue the notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

              Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

              DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC holds securities that its participants ("direct participants") deposit with DTC.

  •
  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

  •
  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants").

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

  •
  More information about DTC can be found at www.dtcc.com and www.dtc.org.

              Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

              Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

              The Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

              We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

              We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

              The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

              So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

              Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

              Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

              Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

              Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

              Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

              Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

              Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

              Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

              Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

              We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes of either series represented by a global note upon surrender by DTC of the global note if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  an event of default has occurred and is continuing with respect to the notes of that series, and DTC requests the issuance of certificated notes for the notes of that series; or

  •
  we determine not to have the notes of that series represented by a global note.

              Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Certain United States Federal Income Tax Consequences

              The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of notes of each series. Except where noted, this summary deals only with notes held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the "Code," regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), regulated investment companies, real estate investment trusts, individual retirement and other tax-deferred accounts, tax-exempt organizations, broker-dealers, persons that are subject to the alternative minimum tax, persons that acquire their Notes in connection with employment or other performance of personal services, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a straddle, conversion transaction or other integrated investment, U.S. persons whose functional currency is not the U.S. dollar, or partnerships or other pass-through entities. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a United States person.

              For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

              If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are beneficial owners of notes (and partners in such partnerships) should consult their tax advisors.

              We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

              If you are considering investing in the notes, you should consult your own tax advisor with respect to your particular tax consequences of the purchase, ownership and disposition of the notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

Tax Consequences to U.S. Holders

Repurchase Upon a Change of Control Triggering Event

              It is possible that the IRS could assert that our redemption of the notes for an amount equal to 101% of the principal amount of the notes, under the circumstances described above under "Description of Notes—Change of Control Triggering Event," results in a "contingent payment." Under the applicable Treasury Regulations, the possibility that any "contingent payment" will be made will not affect the amount or timing of interest income a U.S. Holder will recognize if there is only a remote or incidental likelihood that such payment will be made, as of the date of issuance of the notes. We intend to take the position for U.S. federal income tax purposes that the likelihood that the notes will be so redeemed is remote or incidental. Therefore, the possibility that such payments may be made should not affect the amount or timing of income a U.S. Holder will recognize unless the U.S. Holder actually becomes entitled to such payments. Our determination that these contingencies are remote or incidental is not, however, binding on the IRS, which could challenge this position. If such challenge were successful, a U.S. Holder might be required to accrue income on the notes in excess of stated interest, and to treat any income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. In the event a contingent payment actually occurs, it would affect the amount and timing of the income that a U.S. Holder would recognize. The remainder of this discussion assumes that our determination is correct.

Interest Income and Original Issue Discount

              It is expected, and therefore this discussion assumes, that the notes of each series will be issued at their stated principal amount or, if issued at a discount from the stated principal amount of the notes, with an amount of discount that is less than the statutory de minimis amount. Accordingly, stated interest on a note generally will be taxable to you as ordinary interest income at the time such interest is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

              Upon a sale, exchange, retirement or other taxable disposition of a note, you generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized on the sale or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income) and your adjusted tax basis in the note. Your adjusted tax basis generally will be the original cost of the note reduced by any principal payments received on the note. Such gain or loss generally will be long-term capital gain or loss if your holding period for the note is more than one year at the time of disposition. Long-term capital gain of non-corporate taxpayers is currently subject to a preferential rate of federal income tax. The ability of corporate and non-corporate taxpayers to offset ordinary income with capital losses is subject to limitations.

Recent Legislation—Unearned Income Medicare Contribution

              Recently enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% Medicare tax on unearned income for taxable years beginning after December 31, 2012. This tax would apply to interest on and capital gains from the sale or other disposition of a note. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on the ownership or disposition of a note.

Information Reporting and Backup Withholding

              Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. Holder is an exempt recipient such as a corporation. A U.S. Holder will be subject to U.S. backup withholding, currently at a rate of 28 percent, on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Interest Payments

              Payments of interest on the notes generally will qualify for the "portfolio interest" exemption and generally will not be subject to U.S. federal income tax or withholding tax, as long as you:

  •
  do not conduct a trade or business in the United States with respect to which the interest is effectively connected;

  •
  do not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Code Section 871(h)(3);

  •
  are not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Code Section 881(c)(3)(C);

  •
  are not a bank whose receipt of interest on the notes is described in Code Section 881(c)(3)(A); and

  •
  satisfy the certification requirements described below.

              The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is not a United States person and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN or W-8IMY, as applicable.

              If you are not exempt from tax under these rules, generally you will be subject to U.S. federal withholding tax at a rate of 30% unless:

  •
  the interest is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment); or

  •
  an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

              Except to the extent provided by an applicable income tax treaty, interest that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax at a 30% rate (or such lower rate or exemption as may be specified by an applicable tax treaty), which is generally imposed on a foreign corporation on the actual and deemed repatriation from the United States of earnings and profits attributable to a United States trade or business. Payments of effectively connected interest will not be subject to U.S. withholding tax so long as you provide us or the paying agent with an appropriate IRS Form W-8 (generally an IRS Form W-8ECI). To claim the benefit of an applicable income tax treaty, you must timely provide the appropriate and properly executed IRS Form (generally an IRS Form W-8BEN). You may be required to update these forms periodically.

Sale, Exchange, Retirement or Other Disposition of the Notes

              You generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of a note unless (a) such gain is effectively connected with your conduct of a U.S. trade or business (and if required by an applicable income tax treaty, attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), or (b) if you are an individual, you are present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

              Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to the 30% branch profits tax described above unless reduced or exempted by an applicable income tax treaty). If you are an individual present in the United States for 183 days or more in the taxable year and meet certain other conditions, then you will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding

              Payments of interest to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, whether or not subject to U.S. federal income tax. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders are generally exempt from backup withholding and additional information reporting on payments of principal, premium (if any), or interest (including OID), provided that the Non-U.S. Holder (a) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Any backup withholding tax generally will be allowed as a credit or refund against the Non-U.S. Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Underwriting

              Subject to the terms and conditions in the underwriting agreement between us and the underwriters, for whom Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount of the 2016 notes	Principal amount of the 2021 notes
Citigroup Global Markets Inc.	$50,000,000	$50,000,000
J.P. Morgan Securities LLC	50,000,000	50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	50,000,000	50,000,000
Goldman, Sachs & Co.	40,125,000	40,125,000
Morgan Stanley & Co. LLC	40,125,000	40,125,000
Mitsubishi UFJ Securities (USA), Inc.	10,000,000	10,000,000
BNY Mellon Capital Markets, LLC	3,250,000	3,250,000
SMBC Nikko Capital Markets Limited	3,250,000	3,250,000
The Williams Capital Group, L.P.	3,250,000	3,250,000

Total	$250,000,000	$250,000,000

              The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. The offering of the notes of each series by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

              We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

              The underwriters have advised us that they propose to initially offer the notes of each series at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of, in the case of the 2016 notes, 0.350% of the principal amount thereof and, in the case of the 2021 notes, 0.400% of the principal amount thereof. The underwriters may allow, and the dealers may reallow, a discount not in excess of, in the case of the 2016 notes, 0.210% of the principal amount thereof and, in the case of the 2021 notes, 0.240% of the principal amount thereof. After the initial offering, the public offering price and concession may be changed by the underwriters.

              We have agreed in the underwriting agreement to pay our expenses related to the offering, which we estimate to be $300,000.

              The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes of either series on any national securities exchange or for inclusion of the notes of either series on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes of either series or that an active public market for the notes of either series will develop. If an active public trading market for the notes of either series does not develop, the market price and liquidity of the notes of that series may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

              In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes.

              The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

              It is expected that delivery of the notes will be made against payment therefore on or about September 21, 2011, which is the fifth business day following the date of pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on September 14, 2011 or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on September 14, 2011 or the next succeeding business day should consult their own advisor.

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking, corporate trust and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. Affiliates of certain of the underwriters are lenders or agents under our revolving credit facilities.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

              Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as dealer managers in connection with the tender offer described under "Summary—Tender Offer" above. Certain of the underwriters or their affiliates hold approximately $1 million of our convertible notes subject to the tender offer and therefore may receive a portion of the net proceeds of this offering.

Conflicts of Interest

              In April 2009, in connection with the issuance of our outstanding convertible notes, we entered into certain hedging transactions with Goldman, Sachs & Co. and JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities LLC, as the counterparties. Specifically, we (i) purchased call options on our common stock with a strike price of $13.125 per share, which is equal to the per share conversion price of our convertible notes, to reduce the potential dilution upon their conversion and (ii) sold warrants on our common stock with a strike price of $15.75 per share, which may be settled in net shares or cash at our option. The combined effect of the hedging transactions was to effectively increase the conversion price of our convertible notes. Following the expiration of our offer to purchase any and all of our convertible notes described under "Summary—Tender Offer," we may enter into agreements with the counterparties to the hedging transactions pursuant to which we would terminate or otherwise unwind in part or in full the hedging arrangements, but there can be no assurance that we will do so. Although we expect to receive net cash payments from the counterparties as a result of the termination of the call options and the warrants, under the warrants, without regard to the impact of the termination of the call options, each of Goldman, Sachs & Co. and J.P. Morgan Securities LLC or its affiliate will receive an amount in excess of 5% of the net proceeds of this offering. Such payments which would constitute a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA). Because the notes offered hereby are investment grade rated, no "qualified independent underwriter" is required to be appointed in connection with the offering. However, as required by FINRA Rule 5121, no sale of the notes offered hereby will be made by either Goldman, Sachs & Co. or J.P. Morgan Securities LLC to an account over which it exercises discretion without the prior specific written consent of the account holder.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

              This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

              This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

              The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Other Information

              SMBC Nikko Capital Markets Limited is not a U.S. registered broker-dealer and, therefore, intends to participate in the offering outside of the United States and, to the extent that the offering is within the United States, as facilitated by an affiliated U.S. registered broker-dealer, SMBC Nikko Securities America, Inc. ("SMBC Nikko-SI"), as permitted under applicable law. To that end, SMBC Nikko Capital Markets Limited and SMBC Nikko-SI have entered into an agreement pursuant to which SMBC Nikko-SI provides certain advisory and/or other services with respect to this offering. In return for the provision of such services by SMBC Nikko-SI, SMBC Nikko Capital Markets Limited will pay to SMBC Nikko-SI a mutually agreed-fee.

Legal Matters

              The validity of the notes offered hereby and certain legal matters relating thereto will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Certain legal matters will also be passed upon on our behalf by Jayne M. Donegan, our Senior Associate General Counsel. Ms. Donegan is a full-time employee of ours and holds shares of our common stock, restricted stock units and options to purchase shares of our common stock. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois.

Experts

              Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule and the effectiveness of our internal control over financial reporting as of January 1, 2011 included in our Annual Report on Form 10-K for the year ended January 1, 2011, as set forth in their reports, which are incorporated by reference in the accompanying prospectus and elsewhere in the registration statement of which the accompanying prospectus is a part. Our financial statements and schedule and our management's assessment of the effectiveness of our internal control over financial reporting as of January 1, 2011 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Prospectus

Textron Inc.
Common Stock, Preferred Stock,
Senior Debt Securities and Subordinated Debt Securities

        Textron Inc. may periodically sell any or all of the following securities to the public:

  •
  common stock;

  •
  preferred stock; and

  •
  debt securities, including senior debt securities and subordinated debt securities.

        Specific terms of our preferred stock and our debt securities will be set forth in an accompanying prospectus supplement with respect to the specific type or types of securities then being offered.

        The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        We urge you to carefully read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of our common or preferred stock or our debt securities being offered, before you make your investment decision. See "Risk Factors" on page 3 of this prospectus.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 29, 2011.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made under this prospectus or the accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Textron since the date of this prospectus or the accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the "prospectus supplement" in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus and the prospectus supplement to "Textron," "we," "us" and "our" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "securities" in this prospectus, we mean any shares of our common or preferred stock or any of our debt securities that we may offer with this prospectus, unless we state otherwise.

TEXTRON

        Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative products and services around the world. We operate our business through five operating segments. Four of our operating segments represent our manufacturing businesses: Bell, Cessna, Textron Systems and Industrial. Our fifth segment, Finance, consists of our finance business.

        We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 421-2800.

RISK FACTORS

        In considering whether or not to purchase our common or preferred stock or our debt securities, you should carefully consider the risks described under "Risk Factors" in the prospectus supplement and in the documents we incorporate by reference in this prospectus and the prospectus supplement.

USE OF PROCEEDS

        Unless we state otherwise in the prospectus supplement, we expect to use all of the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including, but not limited to, any of the following: capital expenditures, investments in subsidiaries, working capital, repurchases of shares of our outstanding common stock, acquisitions and other business opportunities.

DESCRIPTION OF CAPITAL STOCK

        We have authority to issue up to 515,000,000 shares of capital stock, of which 15,000,000 shares may be designated as Textron preferred stock, $.01 par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

Common Stock

        Voting rights.    Each holder of our common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

        Dividends.    The holders of our common stock, after any preferences of holders of our preferred stock, if any is outstanding, are entitled to receive dividends as determined by our board of directors.

        Liquidation and dissolution.    If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of our common stock they own. The amount available for distribution to common stockholders is calculated after payment of all liabilities and after holders of our preferred stock, if any is outstanding, receive their preferential share of our assets.

        Other terms.    Holders of our common stock have no right to:

  •
  convert the stock into any other security;

  •
  have the stock redeemed; or

  •
  purchase additional stock or to maintain their proportionate ownership interest.

        Our common stock does not have cumulative voting rights.

        Directors' liability.    Our restated certificate of incorporation, as amended, which we refer to in this prospectus as our "certificate of incorporation," provides that no member of our board of directors will be personally liable to Textron or its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Textron or its stockholders;

  •
  for acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of the law;

  •
  for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

  •
  for transactions where the director derived an improper personal benefit.

        Our amended and restated by-laws, as further amended, which we refer to in this prospectus as our "by-laws," also require us to indemnify directors and officers to the fullest extent permitted by Delaware law.

        Transfer agent and registrar.    American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

        The following provisions in our certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.

        Classified board of directors.    Previously, our certificate of incorporation divided our board of directors into three classes, with each director being elected for a term of three years. At our 2010 annual meeting, our shareholders approved a resolution to phase out the classification of our board of directors and instead provide for the annual election of directors. Beginning with our 2011 annual meeting, directors are elected for a term of one year and until his or her successor is elected and qualified. The number of directors of Textron will be fixed from time to time by our board of directors.

        Stockholder nomination of directors.    Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at an annual meeting of our stockholders at least 90 but not more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later, or if a stockholder wishes to make a nomination at a special meeting held instead of an annual meeting, the notice must be received by us not later than the close of business on the 90th day before the date of the special meeting or the 10th day following the day on which public disclosure of the date of the special meeting was first made, whichever occurs later. The notice must include the information required by our by-laws.

        No action by written consent.    Our certificate of incorporation provides that our stockholders may act only at duly called meetings of stockholders and by unanimous written consent.

        10% stockholder provision.    Under our certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve any transaction involving a merger or combination, a disposition of assets or any other specified "business combination" with a 10% stockholder and Textron or any of our subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:

  •
  a majority of disinterested directors who were directors before the 10% stockholder became a 10% stockholder approve the transaction; or

  •
  the form and value of the consideration to be received by our stockholders is fair in relation to the price paid by the 10% stockholder in connection with his or her prior acquisition of our stock.

        Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our certificate of incorporation.

        The terms of our certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.

        Delaware business combination statute.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. A 15% stockholder is referred to as an "interested stockholder." Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

  •
  a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder; or

  •
  any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of our capital stock.

        The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

        The prohibition against these transactions does not apply if:

  •
  prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

  •
  the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock.

        Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

        Our board of directors may issue shares of our preferred stock, without shareholder approval, and may determine their terms, including the following:

  •
  the designation of the series of our preferred stock and the number of shares that will constitute such series;

  •
  the voting powers, if any;

  •
  the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

  •
  the redemption price and terms of redemption, if redeemable;

  •
  the amount payable upon our liquidation, dissolution or winding up;

  •
  the amount of a sinking fund, if any;

  •
  conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange; and

  •
  any other qualifications, limitations or restrictions relating to our preferred stock.

        Our board of directors may delegate the power to determine the terms listed above to a committee of our board of directors. The terms of our preferred stock, as determined by our board of directors or that committee, will be described in the prospectus supplement. In addition to the terms set by our board of directors or that committee, Delaware law provides that the holders of our preferred stock have the right to vote separately as a class on any proposed amendment to our certificate of incorporation that would alter or change the powers, preferences or special rights of such class so as to affect them adversely.

DESCRIPTION OF DEBT SECURITIES

General

        The following is a general description of our debt securities that may be issued from time to time by us under an indenture dated as of September 10, 1999 between us and The Bank of New York Mellon Trust Company, N.A, as successor trustee. The terms of our debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of our debt securities of any series and the extent, if any, to which the general description thereof set forth below may apply to our debt securities of that series will be described in the prospectus supplement applicable to our debt securities of that series. If there is any inconsistency between the information in this prospectus and that prospectus supplement, you should rely on the information in that prospectus supplement.

        We have summarized below the material provisions of the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. You should read the indenture for provisions that may be important to you. In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

        The debt securities will be our direct, unsecured obligations. Our senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our subordinated debt securities will have a junior position to all of our senior debt.

        Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including our debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers. Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

        In addition, holders of our debt securities will have a junior position to claims of creditors of any of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any such subsidiary. Any claims of Textron as the creditor of any of our subsidiaries would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Terms Applicable to Senior Debt Securities and Subordinated Debt Securities

        No limit on debt amounts.    The indenture does not limit the amount of our debt securities that can be issued under the indenture. (§3.1)

        Prospectus supplements.    The prospectus supplement applicable to our debt securities of any series will contain the specific terms for that series, including some or all of the following:

  •
  the title of our debt securities of that series;

  •
  any limit on the aggregate principal amount thereof that may be issued;

  •
  whether or not they will be issued in global form and who the depository will be;

  •
  the maturity date or dates;

  •
  the interest rate or the method of computing the interest rate;

  •
  the date or dates from which interest will accrue, or how such dates will be determined, the interest payment dates and any related record dates;

  •
  the place or places where payments will be made;

  •
  the terms and conditions on which they may be redeemed at the option of Textron;

  •
  the date or dates, if any, on which, and the price or prices at which Textron will be obligated to redeem, or at the holder's option to purchase, the debt securities of that series and related terms and provisions;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  the details of any required sinking fund payments;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications;

  •
  if our debt securities of that series will be subordinated, the subordination terms thereof;

  •
  if our debt securities of that series will be convertible into or exchangeable for our common or preferred stock or our other debt securities, the terms thereof, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option; and

  •
  any other terms that are not inconsistent with the indenture.

        Covenants.    Under the indenture, we will:

  •
  pay the principal, interest and any premium on our debt securities when due (§10.1); and

  •
  maintain an office or agency at each place of payment. (§10.2)

        Consolidation, merger and sale of assets.    The indenture provides that we will not consolidate with or merge into any other corporation or transfer our assets substantially as an entirety unless:

  •
  the successor is a corporation organized in the U.S. and expressly assumes the due and punctual payment of the principal, interest and any premium on all our debt securities issued under the indenture and the performance of every other covenant of the indenture; and

  •
  immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default shall have happened and be continuing. (§8.1)

        Upon any such consolidation, merger or transfer, the successor corporation shall be substituted for us under the indenture and we shall be relieved of all obligations and covenants under the indenture and our debt securities. (§8.2)

        Events of default.    The indenture provides that the following are events of default with respect to any series of debt securities:

  •
  we fail to pay the principal, any premium or any sinking fund payment on such series when due;

  •
  we fail to pay interest on such series within 30 days of the due date;

  •
  we fail to observe or perform any other covenant in the indenture (other than those included expressly for the benefit of debt securities of series other than such series) and such failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from holders of at least 25% in aggregate principal amount of our outstanding debt securities of that series; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not. (§5.1)

        An event of default with respect to one series of our debt securities does not necessarily constitute an event of default with respect to any other series of our debt securities.

        The trustee may withhold notice to the holders of any series of our debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (§6.2)

        If an event of default with respect to any series of our debt securities shall have occurred and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of our debt securities of such series may declare the principal of all our debt securities of such series, or in the case of discounted debt securities, such portion of the discounted debt securities as may be described in the prospectus supplement, to be immediately due and payable. (§5.2)

        The indenture contains a provision entitling the trustee to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power at the request of any of such holders. (§6.3) The indenture provides that the holders of a majority in principal amount of our outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or with respect to such debt securities. (§5.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including giving notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal, premium, if any, and interest at the stated maturities (or, in the case of redemption, on the redemption date) or to institute suit for the enforcement of such payment. (§§5.7 and 5.8)

        The holders of a majority in principal amount of our outstanding debt securities of any series may waive any past defaults except:

  •
  a default in payment of the principal or interest; and

  •
  a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. (§5.13)

        We will periodically file statements with the trustees regarding our compliance with covenants in the indenture. (§10.6)

        Modifications and amendments.    Modifications and amendments to the indenture may be made by us and the trustee without the consent of any holders of our outstanding debt securities to:

  •
  provide for the assumption by a successor corporation as described under "—Consolidation, merger and sale of assets" above;

  •
  add to our covenants for the benefit of holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

  •
  add any additional events of default;

  •
  change or eliminate any provision of the indenture, provided that such change or elimination will become effective only when none of our debt securities of any series created prior to such modification or amendment that is adversely affected by such provision is outstanding;

  •
  secure our debt securities;

  •
  establish the form or terms of our debt securities as permitted by the indenture;

  •
  evidence and provide for the acceptance of appointment under the indenture by a successor trustee and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

  •
  cure any ambiguity, correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture or make any other provisions with respect to matters or questions arising under the indenture that shall not adversely affect the interests of the holders of our debt securities of any series in any material respect. (§9.1)

        With the consent of the holders of not less than a majority in principal amount of our outstanding debt securities of each series affected, we and the trustee may amend the indenture to change the rights of the holders of the debt securities of that series, provided that, without the consent of each affected holder, we may not amend the indenture to:

  •
  change the terms of payment of principal, interest or any premium; or

  •
  reduce the percentage of principal amount of our outstanding debt securities the consent of whose holders is necessary to amend the indenture or waive any default. (§9.2)

        Satisfaction and discharge.    Unless otherwise specified in the prospectus supplement, we can satisfy our obligations under our outstanding debt securities and need not comply with most of the covenants in the indenture if we deposit with the trustee funds sufficient to pay all amounts owed in the future and obtain an opinion of counsel that the deposit itself will not cause the holders of our debt securities to recognize income, gain or loss for federal income tax purposes. (§4.2)

        Upon our request, the indenture will no longer be effective for almost all purposes if either:

  •
  all outstanding debt securities issued under the indenture have been delivered to the trustee for cancellation; or

  •
  the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption within one year, and we have deposited with the trustee funds that are sufficient to make all future payments. (§4.1)

        Concerning the trustee.    The trustee from time to time extends credit facilities to us and certain of our subsidiaries. We and certain of our subsidiaries may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee in the ordinary course of business.

        Form, exchange, transfer.    Unless otherwise specified in the prospectus supplement, our debt securities will be issued in registered form without coupons. (§2.1) They may also be issued in global form with accompanying book-entry procedures as described below.

        A holder of our debt securities of any series can exchange such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferrable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer. (§3.5)

        Global securities.    The indenture provides that our registered debt securities may be issued in the form of one or more global securities that will be deposited with and registered in the name of a depositary or a nominee thereof as described in the prospectus supplement. (§3.1)

        The specific terms of the depositary arrangement with respect to any of our debt securities to be represented by a registered global security will be described in the prospectus supplement.

        Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of our debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of our debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

  •
  be entitled to have our debt securities represented by such registered global security registered in their names;

  •
  receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

  •
  be considered the owners or holders of our debt securities.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

        Payments of principal, interest and any premium on our debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither Textron nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

        We expect that the depositary for any of our debt securities represented by a registered global security, upon receipt of any payment of principal, interest or any premium will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

        We may at any time determine not to have any of our debt securities of a series represented by one or more registered global securities and, in such event, will issue our debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any of our debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

        Our debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream Banking, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of our debt securities to be represented by a bearer global security will be described in the prospectus supplement.

Particular Terms of Senior Debt Securities

        Ranking of senior debt securities.    Our senior debt securities will constitute part of our senior debt and rank equally with all our other unsecured debt, except that it will be senior to our subordinated debt.

        Limitation upon mortgages.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries, as defined below, from issuing, assuming or guaranteeing any debt for money borrowed secured by a mortgage, security interest, pledge, lien or other encumbrance ("mortgages") upon any Principal Property, as defined below, of Textron or any Restricted Subsidiary, as defined below, or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing our senior debt securities issued under the indenture. This restriction, however, will not apply to:

  •
  mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

  •
  mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

  •
  mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;

  •
  mortgages existing at the date of the indenture;

  •
  mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;

  •
  certain mortgages in favor of governmental entities; or

  •
  extensions, renewals or replacements of any mortgage referred to in the preceding six bullets. (§10.4)

        Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any debt secured by a mortgage without equally and ratably securing our senior debt securities, provided that, after giving effect to such mortgage, the aggregate amount of all debt so secured by mortgages (not including permitted mortgages as described in the preceding paragraph) does not exceed 10% of the stockholders' equity of Textron and its consolidated subsidiaries. (§10.4)

        Limitation upon sale and leaseback transactions.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any lease between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:

  •
  Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction, without equally and ratably securing our senior debt securities; or

  •
  Textron shall apply an amount in cash equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such sale and leaseback transaction to:

  •
  the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

  •
  the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, or will be a part of, a Principal Property. (§10.5)

        Waiver of certain covenants.    We will not be required to comply with the covenants listed above and certain other restrictive covenants with respect to our senior debt securities of any series if the holders of a majority of the outstanding principal amount of that series waive such compliance. (§10.9)

        Certain definitions.    Set forth below is a summary of the definitions of certain capitalized terms used in the indenture and referred to above. Reference is made to the indenture for the full definition of all the terms used in the indenture.

        The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the weighted average yield to maturity of our outstanding senior debt securities) required to be paid during the remaining term of the applicable lease. (§1.1)

        The term "Principal Property" means any manufacturing plant or manufacturing facility that is (a) owned by Textron or any Restricted Subsidiary, (b) located within the continental U.S. and (c) in the opinion of our board of directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (§1.1)

        The term "Restricted Subsidiary" means any Subsidiary (a) substantially all the property of which is located within the continental U.S. and (b) that owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary that is principally engaged in leasing or in financing receivables, or that is principally engaged in financing Textron's operations outside the continental U.S. (§1.1)

        The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries. (§1.1)

Particular Terms of Subordinated Debt Securities

        Ranking of subordinated debt securities.    Our subordinated debt securities will be subordinated and junior in right of payment to our senior debt securities and certain of our other indebtedness to the extent set forth in the prospectus supplement. (§3.1)

PLAN OF DISTRIBUTION

        We may periodically sell our common or preferred stock or any series of our debt securities in one or more of the following ways:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to the public or institutional investors; or

  •
  through agents to the public or to institutional investors.

        The prospectus supplement will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of such securities and the proceeds to be received by us;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices; or

  •
  at varying prices determined at the time of sale.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

        Unless otherwise stated in a prospectus supplement, any agent selling securities on our behalf will be acting on a best efforts basis for the period of its appointment.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

        Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Any securities offered by this prospectus, other than our common stock, will be a new issue of securities and will have no established trading market. Our common stock is listed on the New York Stock Exchange, and any shares of our common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than our common stock, may or may not be listed on a national securities exchange. We give no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than our common stock.

LEGAL OPINIONS

        The validity of any securities offered by this prospectus and certain legal matters relating to those securities will be passed upon for us by Jayne M. Donegan, our Senior Associate General Counsel, and for any underwriters or agents by counsel named in the prospectus supplement. Ms. Donegan is a full-time employee of ours and holds restricted stock units, shares of, and options to purchase, our outstanding common stock. Certain legal matters will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and the effectiveness of our internal control over financial reporting as of January 1, 2011, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedule and our management's assessment of the effectiveness of our internal control over financial reporting as of January 1, 2011 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC's rules allow us to "incorporate by reference" into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. This prospectus incorporates documents by reference, which are not presented in or delivered with this prospectus.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering, as well as after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, are also incorporated into this prospectus by reference, although we are not incorporating any information that we are deemed to furnish and not file in any of our Current Reports on Form 8-K filed in accordance with SEC rules.

        The following documents were filed by us with the SEC and are incorporated into this prospectus by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 (filing date of March 1, 2011);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2011 (filing date of April 28, 2011) and July 2, 2011 (filing date of July 29, 2011);

  •
  our Current Reports on Form 8-K filed on March 28, 2011, April 15, 2011 and May 9, 2011 (to the extent filed under Item 5.07); and

  •
  the description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated into this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

        The documents incorporated into this prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

        Requests for documents should be directed to:

    Textron Inc.
    40 Westminster Street
    Providence, Rhode Island 02903
    Attention: Investor Relations Department

        We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

    SEC Public Reference Room
    100 F Street, N.E.
    Washington, D.C. 20549

        For further information on the SEC's Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including Textron. This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, or directly from us, as indicated above. In addition, these reports and other information are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. Information about us is also available at our Internet site at http://www.textron.com. However, the information on our Internet site is not a part of this prospectus or the prospectus supplement.

$500,000,000

$250,000,000 4.625% Notes due 2016
$250,000,000 5.950% Notes due 2021

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch
Citigroup
J.P. Morgan
Goldman, Sachs & Co.
Morgan Stanley

Co-Managers

BNY Mellon Capital Markets, LLC
Mitsubishi UFJ Securities
SMBC Nikko
The Williams Capital Group, L.P.

September 14, 2011